EXHIBIT 24.1

                               POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Wayne N. Snyder and Doug Brown, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-KSB of Alliance Farms Cooperative Association for the fiscal year ended August 31, 1997, together with any and all amendments thereto and all documents relating therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


/s/ Wayne N. Snyder                             November 4, 1997
Wayne N. Snyder
Chairman of the Board, President
and Director


/s/ Doug Brown                                  November 4, 1997
Doug Brown
Treasurer, Secretary and Director

/s/ Merl Daniel                                 November 4, 1997
Merl Daniel
Director


/s/ Gerald D. Johnson                           November 4, 1997
Gerald D. Johnson
Director


/s/ Loren Keppy                                 November 4, 1997
Loren Keppy
Director